UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  August 24, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.08 Shareholder Director Nominations

On August 24, 2017, pursuant to Article XV of the Second Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP (NEP), dated as of August 4, 2017 (NEP Partnership Agreement), the NEP board of directors modified the eligibility requirements for holders of common units of NEP (Eligible Holders) to submit the name of a qualified director nominee for inclusion in NEP’s proxy statement for the 2017 Annual Meeting of Limited Partners of NEP (2017 Annual Meeting).  Under the modified requirements, an Eligible Holder must have owned the Required Units, as defined in the NEP Partnership Agreement, continuously for at least three months prior to the date of nomination in order to submit a proxy access nominee for the 2017 Annual Meeting.

Notice of a proxy access nominee for the 2017 Annual Meeting must be received by W. Scott Seeley, NEP’s Corporate Secretary, at 700 Universe Boulevard, Juno Beach, Florida 33408 no later than September 23, 2017 and no earlier than August 24, 2017.  The notice may be made by personal delivery, by facsimile (561-691-7702) or sent by U.S. certified mail. Eligible Holders who wish to submit nominees will be required to satisfy the requirements set forth in the NEP Partnership Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 24, 2017

NextEra Energy Partners, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc.,
its General Partner

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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